UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  August 16, 2005

Creative Computer Applications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	0-12551	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302

(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                   Entry into a Material Definitive Agreement.

Agreement and Plan of Reorganization

Overview. On August 16, 2005, Creative Computer Applications, Inc. (“CCA”) and Xymed.com, Inc., a Delaware corporation and wholly owned subsidiary of CCA (“Merger Sub”) entered into a Agreement and Plan of Reorganization (the “Merger Agreement”) with StorCOMM, Inc., a Delaware corporation (“StorCOMM”).  Pursuant to the Merger Agreement, the Merger Sub will merge with and into StorCOMM, with StorCOMM being the surviving entity and a wholly owned subsidiary of CCA. Holders of StorCOMM common stock, options and warrants will become holders of CCA common stock, options and warrants following the merger.  The parties had previously announced a letter of intent to implement the merger.  The Merger Agreement is subject to a number of conditions described below, including approval of the respective shareholders of CCA and StorCOMM.

Merger Consideration. Upon completion of the merger, StorCOMM stockholders will be entitled to receive .02447 shares of CCA common stock for each share of StorCOMM common stock they own at the completion of the merger (the “Exchange Rate”).  StorCOMM stockholders will receive cash instead of fractional shares of CCA common stock.  Each outstanding share of CCA common stock will remain unchanged in the merger.  Assuming the merger had been completed as of August 15, 2005, CCA would have issued approximately 3,703,900 shares of common stock, on a fully diluted basis.  The existing CCA shareholders will own the same number of shares as issued to the StorCOMM stockholders.

Treatment of Stock Options and Warrants. At the effective time of the merger, each outstanding option and warrant to purchase shares of StorCOMM’s common stock will be assumed by CCA and converted into an option or warrant to purchase shares of CCA’s common stock.  The number of shares of CCA common stock subject to each assumed option and warrant will be determined on the same basis as the Exchange Rate applicable to all outstanding shares of StorCOMM common stock, and rounded down to the nearest whole number (with no cash being payable for any fractional share eliminated by such rounding). The exercise price of the new option or warrant will be equal to the exercise price per share under the original option or warrant divided by the Exchange Rate applicable to all outstanding shares of StorCOMM common stock, and rounded to the nearest whole cent.  After adjusting the assumed options and warrants to reflect the application of the Exchange Rate and the assumptions by CCA, all other terms of the assumed options and warrants will remain unchanged.

Representations, Warranties and Covenants. CCA and StorCOMM have made customary representations, warranties and covenants in the Agreement, including, among others, covenants (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, (ii) to cause stockholder meetings to be held to consider approval of the Merger Agreement (in the case of StorCOMM and CCA) and approval of the stock issuance in connection with the merger (in the case of CCA), and (iii) subject to certain exceptions, for the board of directors of StorCOMM to recommend adoption by its stockholders of the Merger Agreement and for the board of directors of CCA to recommend adoption by its shareholders of the Merger Agreement and the stock issuance.

Conditions to Closing.  Consummation of the merger is subject to certain closing conditions, including, among others, stockholder approvals, absence of governmental restraints, effectiveness of a Form S-4 registration statement, accuracy of representations, approval for listing on the American Stock Exchange of the shares issued in the merger, the simultaneous closing of the Private Placement transaction, the conversion of StorCOMM’s preferred stock and certain of its debt into common stock on terms satisfactory to CCA, and an increase in StorCOMM’s authorized common stock on terms satisfactory to CCA. The Agreement contains certain termination rights for both CCA and StorCOMM, and further provides that, upon termination of the Agreement under specified circumstances, the terminating party must pay a termination fee not to exceed $250,000.

Following the effective time of the merger, CCA will have a six-member board of directors, which will include a total of four current CCA directors and two current StorCOMM directors. Following the merger, Samuel G. Elliott and William W. Peterson, who are currently members of the StorCOMM management, will become the chief international officer and the chief sales, marketing and product management officer, respectively, of CCA.

A copy of the Merger Agreement is attached hereto as Exhibit 2.01 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Additional Information and Where to Find It

CCA intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the merger transaction involving CCA and StorCOMM. Investors and security holders are urged to read this filing when it becomes available because it will contain important information about the merger transaction. Investors and security holders may obtain free copies of this document (when it is available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by CCA by contacting CCA Investor Relations at (818) 880-6700.

CCA, StorCOMM and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CCA and StorCOMM in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus of CCA and StorCOMM described above.

ITEM 7.01             Regulation FD Disclosure

On August 19, 2005, Creative Computer Applications, Inc. issued a press release announcing that it had entered into a merger agreement and plan of reorganization with StorCOMM, Inc. in reference to the information contained in item 1.01 of this Current Report.

The information furnished under this Item 7.01 (“Regulation FD Disclosure”) is intended to be furnished and is supplemental to the information filed under Item 1.01 Entry into a Material Definitive Agreement in this Current Report on Form 8-K and the Exhibit attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements, which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits.

2.01

Agreement and Plan of Reorganization, dated as of August 16, 2004, by and among Creative Computer Applications, Inc., Xymed.com, Inc., a Delaware corporation and a direct wholly owned subsidiary of Creative Computer Applications, Inc., and StorCOMM, Inc.

[* Certain exhibits and schedules have been omitted and the CCA agrees to furnish to the Commission supplementally a copy of any omitted exhibits or schedules upon request.]

99.1	Creative Computer Applications, Inc. Press Release, issued August 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2005	Creative Computer Applications, Inc.

/s/ Steven M. Besbeck
Steven M. Besbeck
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.01

Agreement and Plan of Reorganization, dated as of August 16, 2004, by and among Creative Computer Applications, Inc., Xymed.com, Inc., a Delaware corporation and a direct wholly owned subsidiary of Creative Computer Applications, Inc., and StorCOMM, Inc.

[* Certain exhibits and schedules have been omitted and the CCA agrees to furnish to the Commission supplementally a copy of any omitted exhibits or schedules upon request.]

99.1  Creative Computer Applications, Inc. Press Release, issued August 19, 2005